EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated November 19, 1998 for Flip Chip Technologies, LLC, included in this Form 10-K of Kulicke and Soffa Industries, Inc. previously filed Registration Statements File Nos. 2-68488, 33-12453, 33-13577, 33-30884,
33-39265 and 333-0567.


Arthur Andersen LLP

Phoenix, Arizona
December 18, 1998